Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 4, 2011

STRATEGIC HOTELS & RESORTS REPORTS FIRST QUARTER 2011

FINANCIAL RESULTS

U.S. Same Store Portfolio RevPAR Increases 16.6 Percent and EBITDA Margins

Expand 430 Basis Points in Quarter

CHICAGO—May 4, 2011—Strategic Hotels & Resorts (NYSE: BEE) today reported results for the first quarter ended March 31, 2011.

First Quarter Highlights

•

Net loss attributable to common shareholders was $35.4 million, or $0.23 per diluted share in the first quarter of 2011, compared with net loss attributable to common shareholders of $40.3 million, or $0.53 per diluted share, in the first quarter of 2010.

•	Comparable funds from operations (Comparable FFO) was a loss of $0.02 per diluted share compared with a loss of $0.14 per diluted share in the prior year period.

•	Comparable EBITDA was $28.7 million compared with $22.5 million in the prior year period, a 27.6 percent increase between periods.

•

United States same store revenue per available room (RevPAR) increased 16.6 percent, driven by a 6.1 percentage point increase in occupancy and a 6.1 percent increase in average daily rate (ADR), compared to the first quarter 2010. Total revenue per available room (Total RevPAR) increased 14.5 percent between periods.

•

North American same store RevPAR increased 11.9 percent, driven by a 5.5 percentage point increase in occupancy and a 2.7 percent increase in ADR. Total RevPAR increased 10.7 percent with non-rooms revenue increasing by 9.4 percent between periods.

•

Total North American RevPAR, which includes results from the recently acquired Four Seasons Jackson Hole and Four Seasons Silicon Valley, increased by 11.6 percent and Total RevPAR increased 10.4 percent, driven by a 5.3 percentage point increase in occupancy and a 2.7 percent increase in ADR. Non-rooms revenue increased 9.3 percent.

•

European RevPAR increased 2.9 percent (1.5 percent in constant dollars), driven by a 0.8 percentage point increase in occupancy and a 1.6 percent increase in ADR (0.2 percent increase in constant dollars) between periods. European Total RevPAR increased 2.8 percent in the first quarter over the prior year period (1.5 percent in constant dollars). The European portfolio excludes results from the Paris Marriott Champs Elysees which was recently sold.

•

United States same store EBITDA margins expanded 430 basis points compared to the first quarter of 2010. North American same store and Total North American EBITDA margins expanded 230 and 240 basis points, respectively.

“We are extremely pleased by our first quarter performance,” said Chief Executive Officer Laurence Geller. “We delivered terrific RevPAR growth and operating margins that far outpaced not only the industry average but our relevant competitors. This is the result of the productivity enhancement programs we put in place during the downturn, our unmatched asset management capabilities and our superior portfolio of irreplaceable hotel and resort properties, which are in excellent physical and competitive condition.”

First Quarter 2011 Transaction Review

•

In March, the Company closed on an agreement to acquire the Four Seasons Jackson Hole and Four Seasons Silicon Valley from The Woodbridge Company Limited (Woodbridge) in exchange for an aggregate of 15.2 million shares of common stock at an agreed upon issuance price of $6.25 per share, or an implied valuation of $95.0 million. In addition, the Company concurrently privately placed and issued an additional 8.0 million shares of common stock at a price of $6.25 per share to an affiliate of Woodbridge resulting in total gross proceeds of $50.0 million.

•

In February, the Company extended the maturity date of its revolving credit facility to March 2012 and amended certain terms. The amendment included an increase of the advance rate from 45 percent to 55 percent of the borrowing base assets’ appraised values, a reduction in the debt service coverage ratio constant from 8 percent to 7 percent and a reduction of the debt service coverage ratio limit from 1.3 times to 1.2 times. In exchange, the Company agreed to reduce the total committed facility from $400 million to $350 million and reduce the maximum total leverage covenant from 80 percent to 70 percent.

•

In February, the Company completed a recapitalization of the joint venture that owns the Hotel del Coronado. Under terms of the agreement, a new joint venture has been established between the Company, Blackstone Real Estate Advisors (Blackstone) and KSL Resorts. As part of the recapitalization, which valued the hotel at approximately $590 million, the Company invested approximately $57 million to retain a 34.3 percent ownership position in the joint venture and will remain as asset manager of the hotel. Blackstone is a 60 percent owner and general partner of the joint venture. A $425 million debt financing was originated by Deutsche Bank.

•	In February, the Company terminated $125 million of interest rate swaps for a total termination cost of $4.2 million.

•	In January, the Company sold its 50 percent interest in BuyEfficient, an electronic purchasing platform, for $9.0 million.

Subsequent Event

•

On April 6th, the Company continued its planned exit from Europe when it closed on the sale of its leasehold interest in the Paris Marriott Champs Elysees hotel for €29.2 million ($41.6 million). The Company has also received €10.1 million ($14.4 million) of an additional €11.6 million ($16.6 million) owed related to the release of an existing leasehold guarantee and other closing adjustments for total proceeds of €40.8 million ($58.2 million).

2011 Guidance

Based on the results of the first quarter and current forecasts for the remainder of the year, management is raising the low end of the full year guidance range for 2011. For the year ending December 31, 2011, the Company anticipates that Comparable EBITDA will be in the range of $140.0 million to $150.0 million and Comparable FFO in the range of $0.01 and $0.07 per fully diluted share. Management is also raising the low end of its guidance for North American same store RevPAR and Total RevPAR growth to be in the range between 7.5 percent and 9.0 percent.

Portfolio Definitions

United States same store hotel comparison for the first quarter 2011 are derived from the Company’s hotel portfolio at March 31, 2011, consisting of properties located in the United States and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 11 properties and exclude the Four Seasons Jackson Hole and Four Seasons Silicon Valley, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado.

North American same store hotel comparison for the first quarter 2011 are derived from the Company’s hotel portfolio at March 31, 2011, consisting of properties located in North America and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 12 properties and exclude the Four Seasons Jackson Hole and Four Seasons Silicon Valley, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado.

Total North American hotel comparisons are derived from the Company’s hotel portfolio at March 31, 2011, consisting of properties in which operations are included in the consolidated results of the company, including the Four Seasons Jackson Hole and Four Seasons Silicon Valley.

European hotel comparisons for the first quarter 2011 are derived from the Company’s European owned and leased hotel properties at March 31, 2011, consisting of the Marriott London Grosvenor Square and the Marriott Hamburg. The Paris Marriott Champs Elysees, which was sold in the second quarter 2011, is excluded from the European portfolio comparisons.

Earnings Call

The Company will conduct its first quarter 2011 conference call for investors and other interested parties on Thursday, May 5, 2011 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-680-0879 (toll international: 617-213-4856) with pass code 98214614. To participate on the web cast, log on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=176522&eventID=3945504 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on May 5, 2011, through 11:59 p.m. ET on May 12, 2011. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 65175180. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The Company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the first quarter information section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding our future financial results, stabilization in the lodging space, positive trends in the lodging industry and our continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: failure to complete and close on transactions in light of due diligence findings or the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in our debt facilities; demand for hotel rooms in our current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The following tables reconcile projected 2011 net loss attributable to common shareholders to projected Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share (in millions, except per share data):

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(135.1)	$(125.2)
Depreciation and Amortization	124.4	124.4
Interest Expense	93.2	93.2
Income Taxes	3.1	3.1
Non-controlling Interests	(0.5)	(0.4)
Adjustments from Consolidated Affiliates	(8.8)	(8.8)
Adjustments from Unconsolidated Affiliates	16.4	16.4
Preferred Shareholder Dividends	30.9	30.9
Realized Portion of Deferred Gain on Sale Leasebacks	(2.4)	(2.4)
Gain on Sale of Asset	(2.6)	(2.6)
Adjustment for Value Creation Plan	21.6	21.6
Other Adjustments	(0.2)	(0.2)

Comparable EBITDA	$140.0	$150.0

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(135.1)	$(125.2)
Depreciation and Amortization	123.2	123.2
Realized Portion of Deferred Gain on Sale Leasebacks	(2.4)	(2.4)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Non-controlling Interests	(0.5)	(0.4)
Adjustments from Consolidated Affiliates	(5.5)	(5.5)
Adjustments from Unconsolidated Affiliates	7.2	7.2
Gain on Sale of Asset	(2.6)	(2.6)
Adjustment for Value Creation Plan	21.6	21.6
Other Adjustments	(4.6)	(4.6)

Comparable FFO	$1.7	$11.7

Comparable FFO per Diluted Share	$0.01	$0.07

Note: Beginning in the first quarter of 2011, the definitions of Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share have been modified to exclude any expense related to the Company’s Value Creation Plan.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Rooms	$91,470	$80,890
Food and beverage	62,882	54,699
Other hotel operating revenue	19,973	19,100
Lease revenue	1,215	1,187

Total revenues	175,540	155,876

Operating Costs and Expenses:
Rooms	26,627	24,161
Food and beverage	46,007	39,805
Other departmental expenses	50,673	46,825
Management fees	5,774	5,672
Other hotel expenses	13,358	13,228
Lease expense	1,196	1,195
Depreciation and amortization	30,605	34,043
Corporate expenses	14,477	6,060

Total operating costs and expenses	188,717	170,989

Operating loss	(13,177)	(15,113)
Interest expense	(19,548)	(21,506)
Interest income	32	151
Equity in losses of unconsolidated affiliates	(1,600)	(560)
Foreign currency exchange gain (loss)	139	(451)
Other income, net	3,925	232

Loss before income taxes and discontinued operations	(30,229)	(37,247)
Income tax benefit	1,648	837

Loss from continuing operations	(28,581)	(36,410)
Income from discontinued operations, net of tax	162	1,799

Net loss	(28,419)	(34,611)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	138	442
Net loss attributable to the noncontrolling interests in consolidated affiliates	595	1,599

Net loss attributable to SHR	(27,686)	(32,570)
Preferred shareholder dividends	(7,721)	(7,721)

Net loss attributable to SHR common shareholders	$(35,407)	$(40,291)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.23)	$(0.55)
Income from discontinued operations attributable to SHR	—	0.02

Net loss attributable to SHR common shareholders	$(0.23)	$(0.53)

Weighted average common shares outstanding	157,333	75,572

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2011	2010
Assets
Investment in hotel properties, net	$1,913,569	$1,835,451
Goodwill	40,359	40,359
Intangible assets, net of accumulated amortization of $7,197 and $6,536	33,350	32,620
Assets held for sale	45,143	45,145
Investment in unconsolidated affiliates	100,438	18,024
Cash and cash equivalents	68,475	78,842
Restricted cash and cash equivalents	41,408	34,618
Accounts receivable, net of allowance for doubtful accounts of $1,738 and $1,922	51,096	35,250
Deferred financing costs, net of accumulated amortization of $17,067 and $15,756	3,101	3,322
Deferred tax assets	5,830	4,121
Other assets	37,438	34,564

Total assets	$2,340,207	$2,162,316

Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$1,121,458	$1,118,281
Bank credit facility	7,000	28,000
Liabilities of assets held for sale	95,417	93,206
Accounts payable and accrued expenses	281,560	266,773
Deferred tax liabilities	48,736	1,732
Deferred gain on sale of hotels	4,029	3,930

Total liabilities	1,558,200	1,511,922
Noncontrolling interests in SHR’s operating partnership	5,505	5,050
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share and $133,681 in the aggregate)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share and $136,347 in the aggregate)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share and $170,434 in the aggregate)	138,940	138,940
Common shares ($0.01 par value; 250,000,000 common shares authorized; 174,798,667 and 151,305,314 common shares issued and outstanding)	1,748	1,513
Additional paid-in capital	1,694,880	1,553,286
Accumulated deficit	(1,212,980)	(1,185,294)
Accumulated other comprehensive loss	(100,432)	(107,164)

Total SHR’s shareholders’ equity	741,137	620,262
Noncontrolling interests in consolidated affiliates	35,365	25,082

Total equity	776,502	645,344

Total liabilities, noncontrolling interests and equity	$2,340,207	$2,162,316

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	March 31, 2011
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	174,799	174,799
Operating partnership units outstanding	853	853
Restricted stock units outstanding	1,154	1,154

Combined shares and units outstanding	176,806	176,806
Common stock price at end of period	$6.45	$6.45

Common equity capitalization	$1,140,399	$1,140,399
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt	1,128,458	1,128,458
Pro rata share of unconsolidated debt	145,775	—
Pro rata share of consolidated debt	(107,275)	—
Cash and cash equivalents	(68,475)	(68,475)

Total enterprise value	$2,609,118	$2,570,618

Net Debt / Total Enterprise Value	42.1%	41.2%
Preferred Equity / Total Enterprise Value	14.2%	14.4%
Common Equity / Total Enterprise Value	43.7%	44.4%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold or held for sale are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On April 6, 2011, we sold our leasehold interest in the Paris Marriott Champs Elysees for consideration of €29,200,000 ($41,567,000). As part of the transaction, we also received an additional €10,100,000 ($14,500,000) related to the release of the security deposit and other closing adjustments and expect to receive another €1,500,000 ($2,130,000) within six months of the close date for total proceeds of approximately €40,800,000 ($58,197,000). The following hotel was sold during 2010 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
InterContinental Prague	December 15, 2010	$3,564

The following is a summary of income from discontinued operations for the three months ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended
	March 31,
	2011	2010
Hotel operating revenues	$8,805	$13,521

Operating costs and expenses	8,682	12,577
Depreciation and amortization	—	1,814

Total operating costs and expenses	8,682	14,391

Operating income (loss)	123	(870)

Interest expense	—	(3,186)
Interest income	—	7
Foreign currency exchange gain	58	6,519
Other income, net	326	—
Income tax expense	(359)	(59)
Gain (loss) on sale	14	(612)

Income from discontinued operations	$162	$1,799

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the unconsolidated affiliate that owns the Hotel del Coronado. On February 4, 2011, we completed a recapitalization of the unconsolidated affiliate. As part of the recapitalization, a new unconsolidated affiliate was formed to own the Hotel del Coronado and to invest cash in the asset. Pursuant to the terms of the recapitalization, we became a limited partner in the new unconsolidated affiliate, and our ownership interest in the Hotel del Coronado decreased from 45% to 34.3%. We account for this investment using the equity method of accounting.

	Three Months Ended
	March 31,
	2011	2010
Total revenues (100%)	$28,260	$23,736
Property EBITDA (100%)	$7,298	$5,554

Equity in losses of unconsolidated affiliate (SHR ownership)
Property EBITDA	$2,606	$2,499
Depreciation and amortization	(1,635)	(1,991)
Interest expense	(2,305)	(1,833)
Other expenses, net	(739)	(63)
Income taxes	577	537

Equity in losses of unconsolidated affiliate	$(1,496)	$(851)

EBITDA Contribution from investment in Hotel del Coronado
Equity in losses of unconsolidated affiliate	$(1,496)	$(851)
Depreciation and amortization	1,635	1,991
Interest expense	2,305	1,833
Income taxes	(577)	(537)

EBITDA Contribution from investment in Hotel del Coronado	$1,867	$2,436

FFO Contribution from investment in Hotel del Coronado
Equity in losses of unconsolidated affiliate	$(1,496)	$(851)
Depreciation and amortization	1,635	1,991

FFO Contribution from investment in Hotel del Coronado	$139	$1,140

Debt	Interest Rate (a)	Spread over LIBOR (a)	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	5.80%	480 bp	$425,000	March 2016	(b)

Cash and cash equivalents			(14,547)

Net Debt			$410,453

Caps	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan Caps	February 2011	2.00%	$425,000	February 2013
CMBS Mortgage and Mezzanine Loan Caps	February 2013	2.50%	425,000	March 2013

(a)	Subject to a 1% LIBOR floor.
(b)	Includes extension options.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended
	March 31,
	2011	2010
Paris Marriott Champs Elysees (a):
Property EBITDA	$3,249	$3,405
Revenue (b)	$3,249	$3,405

Lease expense	(3,051)	(3,046)
Less: Deferred gain on sale leaseback	(1,152)	(1,165)

Adjusted lease expense	(4,203)	(4,211)

EBITDA contribution from leasehold	$(954)	$(806)

Marriott Hamburg:
Property EBITDA	$1,456	$1,393
Revenue (b)	$1,215	$1,187

Lease expense	(1,196)	(1,195)
Less: Deferred gain on sale leaseback	(53)	(54)

Adjusted lease expense	(1,249)	(1,249)

EBITDA contribution from leasehold	$(34)	$(62)

Total Leaseholds:
Property EBITDA	$4,705	$4,798
Revenue (b)	$4,464	$4,592

Lease expense	(4,247)	(4,241)
Less: Deferred gain on sale leaseback	(1,205)	(1,219)

Adjusted lease expense	(5,452)	(5,460)

EBITDA contribution from leaseholds	$(988)	$(868)

	March 31,	December 31,
Security Deposits (c):	2011	2010
Paris Marriott Champs Elysees	$14,055	$14,459
Marriott Hamburg	2,693	2,540

Total	$16,748	$16,999

(a)	On April 6, 2011, we sold our leasehold interest in the Paris Marriott Champs Elysees. The results of operations for the Paris Marriott Champs Elysees have been classified as discontinued operations for all periods presented.
(b)	For the three months ended March 31, 2011 and 2010, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three months ended March 31, 2011 and 2010, Revenue for the Marriott Hamburg represents lease revenue.
(c)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

We present five non-GAAP financial measures that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our unconsolidated affiliates. EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated affiliates. We also present FFO - Fully Diluted, which is FFO plus income or loss on income attributable to redeemable noncontrolling interests of our operating partnership. We also present Comparable FFO, which is FFO - Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe that the presentation of FFO, FFO - Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2011	2010

Net loss attributable to SHR common shareholders	$(35,407)	$(40,291)
Depreciation and amortization - continuing operations	30,605	34,043
Depreciation and amortization - discontinued operations	—	1,814
Interest expense - continuing operations	19,548	21,506
Interest expense - discontinued operations	—	3,186
Income taxes - continuing operations	(1,648)	(837)
Income taxes - discontinued operations	359	59
Noncontrolling interests	(138)	(442)
Adjustments from consolidated affiliates	(1,329)	(1,482)
Adjustments from unconsolidated affiliates	3,890	3,402
Preferred shareholder dividends	7,721	7,721

EBITDA	23,601	28,679
Realized portion of deferred gain on sale leaseback - continuing operations	(53)	(54)
Realized portion of deferred gain on sale leaseback - discontinued operations	(1,152)	(1,165)
Gain on sale of assets - continuing operations	(2,640)	—
(Gain) loss on sale of assets - discontinued operations	(14)	612
Foreign currency exchange (gain) loss - continuing operations (a)	(139)	451
Foreign currency exchange gain - discontinued operations (a)	(58)	(6,519)
Adjustment for Value Creation Plan	9,181	506

Comparable EBITDA	$28,726	$22,510

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO - Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Net loss attributable to SHR common shareholders	$(35,407)	$(40,291)
Depreciation and amortization - continuing operations	30,605	34,043
Depreciation and amortization - discontinued operations	—	1,814
Corporate depreciation	(299)	(304)
Gain on sale of assets - continuing operations	(2,640)	—
(Gain) loss on sale of assets - discontinued operations	(14)	612
Realized portion of deferred gain on sale leaseback - continuing operations	(53)	(54)
Realized portion of deferred gain on sale leaseback - discontinued operations	(1,152)	(1,165)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	359	363
Noncontrolling interests adjustments	(157)	(480)
Adjustments from consolidated affiliates	(1,561)	(1,966)
Adjustments from unconsolidated affiliates	1,839	2,004

FFO	(8,480)	(5,424)
Redeemable noncontrolling interests	19	38

FFO - Fully Diluted	(8,461)	(5,386)
Non-cash mark to market of interest rate swaps	(4,366)	—
Foreign currency exchange (gain) loss - continuing operations (a)	(139)	451
Foreign currency exchange gain, net of tax - discontinued operations (a)	(58)	(6,526)
Adjustment for Value Creation Plan	9,181	506

Comparable FFO	$(3,843)	$(10,955)

Comparable FFO per diluted share	$(0.02)	$(0.14)

Weighted average diluted shares	157,333	75,572

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity
Fairmont Scottsdale	0.80%	56 bp		$180,000	September 2011
InterContinental Chicago	1.30%	106 bp		121,000	October 2011
InterContinental Miami	0.97%	73 bp		90,000	October 2011
Bank credit facility	3.99%	375 bp		7,000	March 2012
Loews Santa Monica Beach Hotel	0.87%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	0.91%	67 bp		76,500	March 2012
Hyatt Regency La Jolla	1.24%	100 bp		97,500	September 2012
North Beach Venture	5.00%	Fixed		1,476	January 2013
Marriott London Grosvenor Square (b)	1.92%	110 bp	(b)	118,982	October 2013
Westin St. Francis	6.09%	Fixed		220,000	June 2017
Fairmont Chicago	6.09%	Fixed		97,750	June 2017

				$1,128,458

(a)	Spread over LIBOR (0.24% at March 31, 2011).
(b)	Principal balance of £74,160,000 at March 31, 2011. Spread over three-month GBP LIBOR (0.82% at March 31, 2011).

Domestic and European Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
February 2010	4.84%	$100,000	July 2012
February 2010	5.50%	75,000	June 2013
February 2010	5.42%	50,000	August 2013
February 2010	4.90%	100,000	September 2014
February 2010	4.96%	100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

	5.16%	$700,000

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£74,160	October 2013

At March 31, 2011, future scheduled debt principal payments are as follows:

Years ending December 31,	Amount
2011 (remainder)	$392,653
2012	310,952
2013	124,423
2014	9,481
2015	10,075
Thereafter	280,874

$1,128,458

Percent of fixed rate debt including U.S. and European swaps	~100.0%
Weighted average interest rate including U.S. and European swaps (c)	6.12%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	4.09

(c)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.